Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Oil Fund, LP

March 31, 2009

Dear United States Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2008 financial statements for the United States Oil Fund, LP (ticker symbol “USO”). We have mailed this statement to all investors in USO who held shares as of December 31, 2008 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Oil Fund LP’s Privacy Policy. Additional information concerning USO’s 2008 results may be found by referring to the Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USO’s own website at www.unitedstatesoilfund.com. You may also call USO at 1-800-920-0259 to speak to a representative and request additional material, including a current USO Prospectus.

United States Commodity Funds LLC is the general partner of the United States Oil Fund, LP. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like USO. These other funds are referred to in the attached financial statements and include:

United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)

Information about these other funds is contained within the Annual Report as well as in the current USO Prospectus. Investors in USO who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in the United States Oil Fund, LP.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission that serves as general partner to a number of commodity pools, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP and United States Short Oil Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The General Partner does not sell or rent investor information. The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the General Partner may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The General Partner may also share information in connection with the servicing or processing of Fund transactions.

•
To affiliated companies, i.e., any company that controls, is controlled by, or is under common control with the General Partner, to introduce Fund investors to other products and services that may be of value to them;

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence. Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information.  The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors. The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future. The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2008 and 2007, the period from April 10, 2006 (commencement of operations) to December 31, 2006 and the period from May 12, 2005 (inception) to December 31, 2005

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Oil Fund, LP

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2008 and December 31, 2007, the period from April 10, 2006 (commencement of operations) to December 31, 2006 and the period from May 12, 2005 (inception) to December 31, 2005 is accurate and complete.

By:	/s/ Nicholas Gerber
Nicholas Gerber
United States Oil Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Oil Fund, LP)

SPICER JEFFRIES LLP
              Certified Public Accountants

CERTIFIED PUBLIC ACCOUNTANTS
5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, CO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Oil Fund, LP, (the “Fund”) as of December 31, 2008 and 2007, including the schedule of investments as of December 31, 2008 and 2007, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2008 and 2007 and the period from April 10, 2006 (commencement of operations) through December 31, 2006. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Oil Fund, LP as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 the period from April 10, 2006 (commencement of operations) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund's internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 18, 2009 expressed an unqualified opinion on the Fund's internal control over financial reporting.

Greenwood Village, Colorado
February 18, 2009

United States Oil Fund, LP
Statements of Financial Condition
At December 31, 2008 and 2007

	2008	2007
Assets
Cash and cash equivalents	$1,025,376,289	$354,816,049
Equity in UBS Securities LLC trading accounts:
Cash	1,356,466,032	86,330,750
Unrealized gain on open commodity futures contracts	97,616,100	35,705,020
Receivable for units sold	90,984,366	7,581,679
Interest receivable	351,735	962,551
Other assets	696,590	420,705
Total assets	$2,571,491,112	$485,816,754
Liabilities and Partners' Capital
General Partner management fees (Note 3)	$513,420	$226,782
Tax reporting fees payable	914,255	239,954
Brokerage commission fees payable	180,086	22,886
License fees payable	85,968	47,788
Directors’ fees payable	37,152	33,235
Other liabilities	136,300	23,372
Total liabilities	1,867,181	594,017
Commitments and Contingencies (Notes 3, 4 and 5)
Partners' Capital
General Partner	-	-
Limited Partners	2,569,623,931	485,222,737
Total Partners' Capital	2,569,623,931	485,222,737

Total liabilities and partners' capital	$2,571,491,112	$485,816,754

Limited Partners' units outstanding	74,900,000	6,400,000

Net asset value per unit	$34.31	$75.82

Market value per unit	$33.10	$75.75

See accompanying notes to financial statements.

United States Oil Fund, LP
Schedule of Investments
At December 31, 2008

Open Futures Contracts		Gain on Open
	Number of	Commodity	% of Partners'
	Contracts	Contracts	Capital
Foreign Contracts
Crude Oil Futures contracts, expire February 2009	5,847	$9,851,000	0.38
United States Contracts
Crude Oil Futures contracts, expire February 2009	51,772	87,765,100	3.42
	57,619	97,616,100	3.80
Cash Equivalents
United States - Money Market Fund	Cost	Market Value
Goldman Sachs Financial Square Funds - Government Fund	$410,363,791	410,363,791	15.97
	$410,363,791	410,363,791	15.97
Cash		615,012,498	23.93
Total Cash and Cash Equivalents		1,025,376,289	39.90
Cash on deposit with broker		1,356,466,032	52.79
Other assets and receivables in excess of liabilities		90,165,510	3.51
Total Partners' Capital		$2,569,623,931	100.00

United States Oil Fund, LP
Schedule of Investments
At December 31, 2007

Open Futures Contracts		Gain on Open
	Number of	Commodity	% of Partners'
	Contracts	Contracts	Capital
Foreign Contracts
Crude Oil Futures contracts, expire February 2008	300	$2,361,000	0.49
United States Contracts
Crude Oil Futures contracts, expire February 2008	4,754	33,344,020	6.87
	5,054	35,705,020	7.36
Cash Equivalents
United States - Money Market Fund	Cost	Market Value
Goldman Sachs Financial Square Funds - Treasury Instruments Fund	$253,701,525	253,701,525	52.28
	$253,701,525	253,701,525	52.28
Cash		101,114,524	20.84
Total Cash and Cash Equivalents		354,816,049	73.12
Cash on deposit with broker		86,330,750	17.79
Other assets and receivables in excess of liabilities		8,370,918	1.73
Total Partners' Capital		$485,222,737	100.00

United States Oil Fund, LP
Statements of Operations
For the years ended December 31, 2008 and 2007 and the period from April 10, 2006 (commencement of operations) to December 31, 2006

	Year ended December 31, 2008	Year ended December 31, 2007	Period from April 10, 2006 to December 31, 2006
Income
Gains (losses) on trading of commodity futures contracts:
Realized gains (losses) on closed positions	$(923,692,430)	$185,522,880	$(104,063,960)
Change in unrealized gains (losses) on open positions	61,911,080	70,088,020	(34,383,000)
Interest income	14,050,785	34,845,846	13,930,431
Other income	350,000	297,000	129,000
Total income (loss)	(847,380,565)	290,753,746	(124,387,529)
Expenses
General Partner management fees (Note 3)	4,058,250	3,622,613	1,460,448
Brokerage commission fees	1,607,632	1,184,956	478,713
Registration fees	687,209	380,992	-
License fees	279,809	385,335	22,198
Directors’ fees	144,929	340,722	-
Professional fees	1,337,965	423,232	-
Total expenses	8,115,794	6,337,850	1,961,359
Net income (loss)	$(855,496,359)	$284,415,896	$(126,348,888)
Net income (loss) per limited partnership unit	$(41.51)	$23.95	$(15.52)
Net income (loss) per weighted average limited partnership unit	$(63.14)	$20.71	$(18.00)
Weighted average limited partnership units outstanding	13,549,727	13,730,137	7,018,797
See accompanying notes to financial statements.

United States Oil Fund, LP
Statements of Changes in Partners' Capital
For the years ended December 31, 2008 and 2007, the period from April 10, 2006 (commencement of operations) to December 31, 2006 and the period from May 12, 2005 (inception) to December 31, 2005

	General Partner	Limited Partners	Total
Balances, at Inception	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2005	20	980	1,000
Addition of 29,000,000 partnership units	-	1,740,249,722	1,740,249,722
Redemption of 13,500,000 partnership units	(20)	(809,952,560)	(809,952,580)
Net loss	-	(126,348,888)	(126,348,888)

Balances, at December 31, 2006	-	803,949,254	803,949,254
Addition of 78,400,000 partnership units	-	4,402,551,383	4,402,551,383
Redemption of 87,500,000 partnership units	-	(5,005,693,796)	(5,005,693,796)
Net income	-	284,415,896	284,415,896

Balances, at December 31, 2007	-	485,222,737	485,222,737
Addition of 184,900,000 partnership units	-	12,435,374,223	12,435,374,223
Redemption of 116,400,000 partnership units	-	(9,495,476,670)	(9,495,476,670)
Net loss	-	(855,496,359)	(855,496,359)

Balances, at December 31, 2008	$-	$2,569,623,931	$2,569,623,931

Net Asset Value Per Unit
At December 31, 2005	$-
At April 10, 2006 (commencement of operations)	$67.39
At December 31, 2006	$51.87
At December 31, 2007	$75.82
At December 31, 2008	$34.31

United States Oil Fund, LP
Statements of Cash Flows
For the years ended December 31, 2008 and 2007 and the period from April 10, 2006 (commencement of operations) to December 31, 2006

			Period from
			April 10, 2006
	Year ended	Year ended	to
	December 31,	December 31,	December 31,
	2008	2007	2006
Cash Flows from Operating Activities:
Net income (loss)	$(855,496,359)	$284,415,896	$(126,348,888)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Decrease (increase) in commodity futures trading account - cash	(1,270,135,282)	792,886	(87,123,636)
Unrealized (gains) losses on futures contracts	(61,911,080)	(70,088,020)	34,383,000
Decrease (increase) in interest receivable and other assets	334,931	1,259,974	(2,643,230)
Increase (decrease) in management fees payable	286,638	(105,954)	332,736
Increase (decrease) in commission fees payable	157,200	(21,500)	44,386
Increase in other liabilities	829,326	322,151	22,198
Net cash provided by (used in) operating activities	(2,185,934,626)	216,575,433	(181,333,434)

Cash Flows from Financing Activities:
Subscription of partnership units	12,351,971,536	4,431,050,600	1,704,168,826
Redemption of partnership units	(9,495,476,670)	(5,005,693,796)	(809,952,580)

Net cash provided by (used in) financing activities	2,856,494,866	(574,643,196)	894,216,246
Net Increase (Decrease) in Cash and Cash Equivalents	670,560,240	(358,067,763)	712,882,812

Cash and Cash Equivalents, beginning of period	354,816,049	712,883,812	1,000
Cash and Cash Equivalents, end of period	$1,025,376,289	$354,816,049	$712,883,812
See accompanying notes to financial statements.

United States Oil Fund, LP
Notes to Financial Statements
For the periods ended December 31, 2008, 2007 and 2006

NOTE 1 - ORGANIZATION AND BUSINESS

United States Oil Fund, LP ("USOF") was organized as a limited partnership under the laws of the state of Delaware on May 12, 2005. USOF is a commodity pool that issues units that may be purchased and sold on the NYSE Arca, Inc. (the "NYSE Arca"). Prior to November 25, 2008, USOF’s units traded on the American Stock Exchange (the “AMEX”). USOF will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Fifth Amended and Restated Agreement of Limited Partnership dated as of October 13, 2008 (the “LP Agreement”). The investment objective of USOF is for the changes in percentage terms of its net asset value to reflect the changes in percentage terms of the price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USOF’s expenses. USOF accomplishes its objective through investments in futures contracts for light, sweet crude oil, and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil Interests”). As of December 31, 2008, USOF held 51,772 Oil Futures Contracts traded on the NYMEX and 5,847 Oil Futures Contracts traded on the ICE Futures.

USOF commenced investment operations on April 10, 2006 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of USOF. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the AMEX under the ticker symbols ”UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008.

USOF issues limited partnership interests (“units”) to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit determined as of the earlier of the close of the New York Stock Exchange (the “NYSE”) or 4:00 p.m. New York time on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USOF a $1,000 fee for each order to create one or more Creation Baskets. Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USOF but rather at market prices quoted on such exchange.

In April 2006, USOF initially registered 17,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 10, 2006, USOF listed its units on the AMEX under the ticker symbol “USO”. On that day, USOF established its initial net asset value by setting the price at $67.39 per unit and issued 200,000 units in exchange for $13,479,000. USOF also commenced investment operations on April 10, 2006 by purchasing Oil Futures Contracts traded on the NYMEX based on light, sweet crude oil. As a result of the acquisition of the AMEX by NYSE Euronext, USOF’s units commenced trading on the NYSE Arca on November 25, 2008. As of December 31, 2008, USOF had registered a total of 327,000,000 units.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. USOF earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points. In addition, USOF earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USOF is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem units (“Redemption Baskets”) only in blocks of 100,000 units equal to the net asset value of the units determined as of the earlier of the close of the NYSE or 4:00 p.m. New York time on the day the order is placed.

USOF records units sold or redeemed one business day after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in USOF’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USOF in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USOF calculates its net asset value on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USOF uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2008.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USOF. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash and cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires USOF’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of USOF in accordance with the objectives and policies of USOF. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USOF. For these services, through December 31, 2008, USOF was contractually obligated to pay the General Partner a fee, which was paid monthly and based on average daily net assets, that was equal to 0.50% per annum on average daily net assets of $1,000,000,000 or less and 0.20% per annum on average daily net assets that were greater than $1,000,000,000. As of January 1, 2009, this fee changed to 0.45% per annum on all amounts of average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

USOF pays all costs and expenses associated with the ongoing registration of units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2008 and 2007 and the period ended December 31, 2006, USOF incurred $687,209, $380,992 and $0, respectively, in registration fees and other offering expenses.

Directors’ Fees

USOF is responsible for paying the fees and expenses, including directors’ and officers’ liability insurance, of the independent directors of the General Partner who are also audit committee members. During 2008, USOF shared these fees with USNG, US12OF, UGA and USHO based on the relative assets of each fund, computed on a daily basis. These fees for calendar year 2008 amounted to a total of $282,000 for all five funds, and USOF’s portion of such fees was $144,929. For the calendar year 2007 and the period from April 10, 2006 through December 31, 2006, these fees were $286,000 and $52,500, respectively, and USOF’s portion of such fees was $184,000 and $52,500, respectively.

Licensing Fees

As discussed in Note 4, USOF entered into a licensing agreement with the NYMEX on May 30, 2007. The agreement has an effective date of April 10, 2006. Pursuant to the agreement, USOF and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the years ended December 31, 2008 and 2007 and the period ended December 31, 2006, USOF incurred $279,809, $385,335 and $22,198, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USOF’s audit expenses and tax accounting and reporting requirements, with the exception of certain initial implementation service fees and base service fees which were borne by the General Partner, are paid by USOF. These costs are estimated to be $1,200,000 for the year ended December 31, 2008.

Other Expenses and Fees

In addition to the fees described above, USOF pays all brokerage fees, taxes and other expenses in connection with the operation of USOF, excluding costs and expenses paid by the General Partner as outlined in Note 4.

NOTE 4 - CONTRACTS AND AGREEMENTS

USOF is party to a marketing agent agreement, dated as of March 13, 2006, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for USOF as outlined in the agreement. The fees of the Marketing Agent, which are borne by the General Partner, include a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 - $500 million; 0.04% on USOF’s assets from $500 million - $4 billion; and 0.03% on USOF’s assets in excess of $4 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USOF is also party to a custodian agreement, dated March 13, 2006, with Brown Brothers Harriman & Co. (“BBH&Co.”), whereby BBH&Co. holds investments on behalf of USOF. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, USOF is party to an administrative agency agreement, dated March 13, 2006, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USOF. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to all funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s combined net assets, (b) 0.0465% for USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USOF has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to USOF in connection with the purchase and sale of Oil Futures Contracts and Other Oil Interests that may be purchased and sold by or through UBS Securities for USOF’s account. The agreement provides that UBS Securities charge USOF commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Oil Futures Contracts and options on Oil Futures Contracts.

USOF invests primarily in Oil Futures Contracts traded on the NYMEX. On May 30, 2007, USOF and the NYMEX entered into a license agreement whereby USOF was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, USOF and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

USOF expressly disclaims any association with the NYMEX or endorsement of USOF by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USOF engages in the speculative trading of futures contracts and options on futures contracts (collectively, “derivatives”). USOF is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by USOF are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USOF must rely solely on the credit of its respective individual counterparties. However, in the future, if USOF were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. USOF also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the exchange on which the relevant contracts are traded. In addition, USOF bears the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

USOF’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USOF’s assets posted with that futures commission merchant; however, the vast majority of USOF’s assets are held in Treasuries, cash and/or cash equivalents with USOF’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USOF’s custodian could result in a substantial loss of USOF’s assets.

USOF invests its cash in money market funds that seek to maintain a stable net asset value. USOF is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2008 and 2007, USOF had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $2,381,842,321 and $441,146,799, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USOF is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USOF pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USOF’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USOF has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USOF are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2008 and 2007 and the period from April 10, 2006 (commencement of operations) to December 31, 2006. This information has been derived from information presented in the financial statements.

			For the period from
	Year ended	Year ended	April 10, 2006
	December 31, 2008	December 31, 2007	to December 31, 2006
Per Unit Operating Performance:

Net asset value, beginning of period	$75.82	$51.87	$67.39
Total income (loss)	(40.91)	24.41	(15.24)
Total expenses	(0.60)	(0.46)	(0.28)
Net increase (decrease) in net asset value	(41.51)	23.95	(15.52)
Net asset value, end of period	$34.31	$75.82	$51.87

Total Return	(54.75)%	46.17%	(23.03)%

Ratios to Average Net Assets
Total income (loss)	(95.22)%	39.68%	(42.59	)%*
Expenses excluding management fees	(0.45)%	(0.36)%	(0.17	)%*
Management fees	(0.46)%	(0.50)%	(0.50	)%*
Net income (loss)	(96.13)%	38.82%	(43.26	)%*
*Annualized

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USOF.

NOTE 7- QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2008 and 2007.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2008	2008	2008	2008
Total Income (Loss)	$30,757,600	$249,301,882	$(382,128,020)	$(745,312,027)
Total Expenses	1,345,783	1,903,219	2,263,544	2,603,248
Net Income (Loss)	$29,411,817	$247,398,663	$(384,391,564)	$(747,915,275)
Net Income (Loss) per Unit	$5.51	$32.24	$(32.13)	$(46.87)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2007	2007	2007	2007
Total Income (Loss)	$96,724,633	$(2,341,885)	$94,227,844	$102,143,154
Total Expenses	1,760,542	2,089,154	1,189,531	1,298,623
Net Income (Loss)	$94,964,091	$(4,431,039)	$93,038,313	$100,844,531
Net Income (Loss) per Unit	$1.69	$(0.38)	$9.48	$13.16

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, USOF adopted FAS 157 - Fair Value Measurements (“FAS 157” or the “Statement”). FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurement. The changes to current practice resulting from the application of the Statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. The Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USOF (observable inputs) and (2) USOF’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FAS 157 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USOF’s securities at December 31, 2008 using the fair value hierarchy:

At December 31, 2008	Total	Level I	Level II	Level III

Investments	$410,363,791	$410,363,791	$-	$-
Derivative assets	97,616,100	97,616,100	-	-

NOTE 9 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2008, Statement of Financial Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), was issued and became effective for fiscal years that began after November 15, 2008. SFAS 161 requires enhanced disclosures to provide information about the reasons USOF invests in derivative instruments, the accounting treatment of derivative instruments and the effect derivatives have on USOF’s financial performance. The General Partner is currently evaluating the impact the adoption of SFAS 161 will have on USOF’s financial statement disclosures.